Exhibit 10.1
Adelaide Agribusiness Centre 908 UB 22-28 King William Street Adelaide SA 5000

8 March 2021

The Secretary
S&W Seed Company Australia Pty Ltd
PO Box 69
STIRLING SA 5152

Important information for:

S&W Seed Company Australia Pty Ltd

Guarantor/s:

S&W Seed Company

CHANGES TO YOUR AGREEMENT

I’m writing to you about the changes to the following facility/ies:

Facility	Limit
Trade Refinance Facility	$26,000,000.00

The updated Business Lending General Terms and Specific Conditions will take effect once we’ve received an original copy of the enclosed Business Letter of Variation (BLV) signed where shown.

All other changes documented in the BLV will take effect once we’ve received an original copy of the BLV signed where shown and anything else we need listed in the BLV.

Have a read through, ask us any questions and if you're happy to accept our offer, please sign and return the documents to me by 03/06/2021 (which is in 90 days). If your Facilities are subject to our Business Lending General Terms, then once signed and returned to us, the BLV will be a Bank Document and a Transaction Document under your Business Letter/s of Offer.

Before you sign the BLV, you should get independent legal and financial advice.

If you have any questions, please feel free to call me. I'd be happy to help.

Thanks,

/s/Barry Wilhelm

Barry Wilhelm
Senior Agribusiness Manager
Ph/mobile: 08 8407 6181
Banker email address: Barry.R.Wilhelm@nab.com.au

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686

Date: 08/03/2021

BUSINESS LETTER OF VARIATION

National Australia Bank Limited

and

S&W Seed Company Australia Pty Ltd ACN/ARBN/ABN 061 114 814

Your aggregate Business Lending with NAB and why this matters

The aggregate of our business finance credit exposures to you and your related (business) entities is used to determine if you are a Small Business. The Banking Code applies to our relationship with you if you are a small business as defined in the Banking Code. However, we will also treat you as a Small Business, and therefore apply the Banking Code, when the total of our business finance credit exposures to you and your related (business) entities is less than AUD$5,000,000.

The table below sets out business facilities you have with us, and our business finance credit exposures under those facilities. Some of your Facility Limits may be denominated in a foreign currency, however, we have converted these to an Australian dollar figure for the purposes of the table below. You should always check your Facility Limit by referring to the specific Facility Details. If your Facility Limit is denominated in a foreign currency as described in the Facility Details, then that is your Facility Limit and the Australian dollar equivalent below is indicative only and could change according to changes in the exchange rate.

We may also have other business finance credit exposures to you and your related (business) entities under separate agreements. These need to be taken into account to determine whether you are a Small Business for the purposes of this Agreement.

Facility Type	Limit
REVOLVING LEASING LIMIT	$2,000,000.00
Trade Refinance Facility	$26,000,000.00
NAB Business Markets Loan	$4,500,000.00
Farmers Choice Farm Management Account Overdraft	$3,000,000.00
COMMERCIAL CARD	$200,000.00

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 1

CHANGES TO YOUR FACILITY

Words printed like This have the same meaning as they do in your Business Letter of Offer. There are no other changes to your facility/ies or Security/ies.

Changes to your Facility Details
Facility:	Trade Refinance Facility
Existing Facility Limit:	AUD 26,000,000.00
Change to your Facility Expiry Date:	We are pleased to advise that this Facility Expiry Date will be amended. New Facility Expiry Date: 30/06/2022
Other Important Information
Your Insurance:

As part of this Agreement, we’d like to remind you that the Bank Documents normally require you to keep adequate insurance over any Security.  Some Facilities have other obligations.

Please confirm with your insurer or broker that you have the right cover to adequately protect your assets. More information on general insurance is available at moneysmart.gov.au.

Changes to your assets / premises to be used as security If you have any other securities in place with NAB, these will remain in place and will not be affected by this change.

Release of Existing Security

•Guarantee and indemnity for $33,000,000.00 given by Pasture Genetics Pty Ltd CAN 074 290 252 supported by:

•Security Interest and Charge over all of the present and future rights, property and undertaking of Pasture Genetics Pty Ltd CAN 074 290 252.

•This security will be released in relation to all, or some, Facilities where:

•NAB receives all relevant documentation in an enforceable form and otherwise as acceptable to it (including this letter, any additional security listed above and any other document listed in this letter); and

•all relevant fees and charges are paid.

Changes to the promises we rely on

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 2

Additional Lending Covenants

•Farm Management Account Facility Limit of $3,000,000 is to reduce by $1,000,000 to $2,000,000 on or before 30/06/2021.

These additional lending covenants apply in relation to all Facilities we provide to you.

All other lending covenants set out in your Agreement (as amended from time to time), remain in place.

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 3

GENERAL FEES AND CHARGES

Our estimate of your upfront fees and charges

We want to be transparent about your fees and charges, so you're clear about what you're paying. There are a number of fees you need to pay as soon as you sign this Agreement. These are set out below. For more information, read the enclosed document: Business Banking Fees: A Guide to Fees and Charges.

NB: This is only an estimate. There may be extra fees and charges for your Facility. If this is the case, we'll let you know as soon as possible.

Estimate of NAB's credit fees and chargesEstimate of total amount of NAB's credit fees and charges$0.00Estimate of non-NAB Fees and charges(payable to the relevant government department and payable to third parties)Other Fees and charges (payable to third parties)Estimate of total amount of non-NAB fees and charges$0.00Estimate of total amount of all Fees and Charges (as far as can be ascertained now).Not Applicable

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 4

ACCEPTING THE CHANGES

This document is governed by the laws which govern your Agreement.

Each party may sign a separate copy of this document.  Each signed copy of this document and all copies together will constitute one document.

Changes to the terms and conditions of your Facilities (This section applies only to Facilities that are subject to Business Lending General Terms)

Business Lending General Terms

We have changed our standard Business Lending General Terms to comply with the Banking Code of Practice (Updated BLGTs). The Updated BLGTs are available on nab.com.au, and also either attached to this document or set out below after the signing page(s) of this document.  Unless you have already agreed under another document that our Updated BLGTs apply to your Facilities from the time specified in that document (in which case they will continue to apply from that time), you agree that on and from the date you accept this document (Effective Date) our Updated BLGTs:

•apply to all your Facilities that are being changed under this document; and

•supersede, vary and replace the terms and conditions described as the “Business Lending General Terms” or “General Conditions” (as the case may be) applied to your Facilities that are being changed under in this document prior to the Effective Date.

To be clear, the existing “Business Lending General Terms” or “General Conditions” (as the case may be) applying to any other facilities we provide you that are not being changed under this document will continue to apply to those facilities.

Specific Conditions

We have also changed our standard Specific Conditions for small business facilities.  You agree that on and from the Effective Date, the Specific Conditions either attached to this document or set out below after the signing page(s) of this document apply to the relevant Facilities that are being changed under this document and supersede, vary and replace the terms and conditions described as the “Specific Conditions” that previously applied to the Facility.

Please note that all other terms and conditions set out in your Bank Documents (as amended from time to time) remain in place.

Your acceptance of all the changes described in this document

To accept this letter, please sign the duplicate and return it to us before any deadline for acceptance set out at the start of this letter.

If provision is made for guarantors to sign the duplicate of this letter, then each Guarantor must also sign the duplicate.

Each person who signs this letter:

1.accepts each change which is set out in it;

2.confirms that it understands that any secured property will be at risk if the borrower, Guarantor or Security Provider defaults; and

3.confirms that if it signs this document in a trustee capacity, it is permitted and instructed to enter into this document by all of the beneficiaries of such trust.

The changes in this letter will take effect on the date that you and each guarantor, as applicable, accepts this letter and return it to us.

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 5

Executed by the customer

S&W Seed Company Australia Pty Ltd ACN 061 114 814

Customer Company Name (BLOCK LETTERS)

Executed by the company named above in accordance with Section 127 of the Corporations Act 2001 (Cwlth)

/s/Andrew Ross Carthew	/s/Dennis Jury
Signature	Signature
ANDREW ROSS CARTHEW	DENNIS JURY
Full Name (BLOCK LETTERS)	Full Name (BLOCK LETTERS)
Secretary*	Director
Office Held	Office Held
09/03/2021	09/03/2021
Date	Date

* Please tick here if you are signing as Sole Director and Sole Company Secretary

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 6

GUARANTOR ACCEPTANCE

Notice to the Guarantor

There are important things you need to know before signing this document:

•	Before you sign this document you should get independent legal and financial advice.
•	You can refuse to sign this document.
•	There are financial risks involved in signing this document.
•	You can ask us for information about the transaction or facility to be guaranteed.
•	You can limit your liability under this document if the Banking Code applies and as allowed by law.

Guarantor Warning

IMPORTANT

BEFORE THE GUARANTOR SIGNS

READ THE GUARANTEE AND THIS DOCUMENT

•The Guarantor should obtain independent legal advice.

•The Guarantor should also consider obtaining independent financial advice.

•The Guarantor should make its own enquiries about the credit worthiness, financial position and honesty of the customer.

THINGS THE GUARANTOR MUST KNOW

•Understand that, by signing this document, the Guarantor may become personally responsible instead of, or as well as, the customer to pay the amounts which the customer owes and the reasonable expenses of the credit provider in enforcing the Guarantee.

•If the customer doesn’t pay, the Guarantor must pay.  This could mean the Guarantor could lose everything it owns including its home.

•If the Banking Code applies to the guarantee, the Guarantor may be able to withdraw from the guarantee or limit its liability.  The Guarantor should ask its legal adviser about this before it signs this document.

•The Guarantor is not bound by a change to the Agreement that increases its liabilities above the guarantee limit unless it has agreed in writing and has been given written particulars of the change or a copy of the agreement making the change.

Each Guarantor acknowledges having received a copy of, and has approved, this document, together with all other documents and information it requires in connection with this document, before signing this document.

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 7

Executed by the Guarantor

The Common Seal of

S&W Seed Company

Association Name (BLOCK LETTERS)

Was affixed in accordance with its (*Constitution, Model Rules, By-Laws) * delete as applicable

In the presence of:

/s/Matthew Szot
Signature	Signature
Matthew Szot
Full Name (BLOCK LETTERS)	Full Name (BLOCK LETTERS)
EVP and CFO – S&W Seed Company
Office Held	Office Held (Insert)
March 8, 2021
Date	Date

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686Page 8